Exhibit 23.2

                              CONSENT OF ACCOUNTANTS

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Cavalcade of Sports Media, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 12, 2002, included in Cavalcade of Sports Media, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement

                                           /s/ RUSSELL BEDFORD STEFANOU
                                            MIRCHANDANI  LLP
                                            Russell Bedford Stefanou
                                            Mirchandani LLP

McLean, Virginia
February 13, 2003